UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 17, 2009

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 19, 2009, PhotoMedex Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter and year ended December 31, 2008 (the “Earnings Release”).  A copy of the Earnings Release is furnished herewith as Exhibit 99.1.  The Earnings Release indicated that the Board of Directors of the Company currently includes six independent Directors - the actual number of independent Directors is five.

Also on March 19, 2009, the Company held a conference call to discuss the Earnings Release.  A transcript of the conference call is furnished herewith as Exhibit 99.2.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2009, Anthony J. Dimun, a member of the Board, resigned as a member of the Board and all committees of the Board for personal reasons.

At the time of his resignation from the Board, Mr. Dimun was a member of the Compensation Committee of the Board and the Audit Committee of the Board.

Item 7.01.	Regulation FD Disclosure.

The information provided in the second paragraph of the response to Item 2.02 of this Current Report on Form 8-K with respect to the conference call discussing the Earnings Release is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release by the Company, dated March 19, 2009.
99.2	Transcript of conference call held by the Company on March 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: March 20, 2009	By:	/s/ Jeffrey F. O’Donnell
Jeffrey F. O’Donnell
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release by the Company, dated March 19, 2009.
99.2	Transcript of conference call held by the Company on March 19, 2009.